Exhibit 99.1

Heinz Reports Strong First-Quarter Results with a Double-Digit Increase in EPS to $0.75, Reaffirms Full Year Fiscal 2011 Outlook

PITTSBURGH--(BUSINESS WIRE)--September 1, 2010--H.J. Heinz Company (NYSE:HNZ):

Fiscal 2011 First-Quarter Results

  3.6% organic sales growth, reported sales up 1.6%
  21st consecutive quarter of organic sales growth
  Emerging Markets delivered 21.9% organic sales growth (13.2% reported) and generated 17.8% of the Company’s sales
  Top 15 brands achieved 5.7% organic sales growth (3.3% reported)
  Global Ketchup organic sales grew by 8.0% (3.4% reported)
  Volume grew 2.5%, led by higher volume in Emerging Markets and North American Consumer Products
  Gross profit margin improved by 90 basis points
  Operating income grew 9.9% to $406 million
  Net income increased 13% to $240 million
  Earnings per share grew 10.3% from continuing operations
  Operating free cash flow increased 80% to $217 million

Reconciliations of non-GAAP amounts are set forth in the attached financial tables. Organic sales are defined as volume plus price or total sales growth excluding the impact of foreign exchange and acquisitions and divestitures. Operating Free Cash Flow is defined as cash from operations less capital expenditures net of proceeds from disposal of Property, Plant & Equipment. Also, constant currency as used in this press release is defined as the reported amount adjusted for translation (the effect of changes in average foreign exchange rates between the current period and the corresponding prior year) and the impact of current and prior-year foreign currency translation hedges.

H.J. Heinz Company (NYSE:HNZ) today reported solid growth in first-quarter sales, operating income and earnings per share, driven by accelerating double-digit sales growth in Emerging Markets and strong growth in North American Consumer Products.

In the fiscal quarter ended July 28, reported sales grew 1.6% to $2.48 billion as Heinz delivered 3.6% organic sales growth across its global portfolio. Operating income increased 9.9% to $406 million. Earnings per share from continuing operations grew to $0.75 from $0.68 a year ago. Net income increased to $240 million from $213 million, or $0.67 per share, a year ago, which included a net loss of $2.2 million, or $0.01 per share from discontinued operations in Fiscal 2010. On a constant currency basis, sales grew 3.7%, operating income increased 12.6% and EPS rose 14.7%.

Heinz Chairman, President and CEO William R. Johnson said: “I am pleased with our strong first-quarter results which were led by continued momentum in Emerging Markets and good results in North American Consumer Products. Emerging Markets accounted for a record 18% of the Company’s total sales.”

Mr. Johnson added: “Globally, Heinz delivered strong organic sales growth in a difficult economic environment, including 8% growth in ketchup and almost 6% growth in our Top 15 brands. We continued to invest in innovation and marketing as the Company delivered our 21st consecutive quarter of organic sales growth.”

The sales growth in the Company’s Top 15 brands was led by the global Heinz® brand, including Heinz® Ketchup, Complan® nutritional beverages in India, ABC® brand products in Indonesia and Smart Ones® in the U.S. Ketchup sales were driven by higher sales and volume in the U.S. and Russia, one of the world’s largest ketchup markets. Heinz consumer marketing investments in the quarter increased by almost 10% to drive growth and innovation. The Company still expects full-year Fiscal 2011 consumer marketing investments to be in line with Fiscal 2010.

Volume increased by 2.5%, propelled by volume growth of almost 12% in Emerging Markets and more than 5% in North American Consumer Products. Net pricing increased sales by 1.1%. Acquisitions increased sales by 0.1%. Foreign exchange translation rates reduced reported sales by 2.1%.

Gross profit increased 4.1% to $908 million and gross profit margin increased to 36.6% from 35.7%, a 90 basis point improvement, as higher volume, net pricing and productivity improvements were partially offset by foreign exchange translation rates and higher commodity costs.

The growth in operating income was driven by higher sales and gross margin as SG&A expenses were essentially flat in the quarter despite higher marketing expenses. Prior-year results included $16 million in up-front productivity costs. Net interest expense increased $8 million, to $63 million, reflecting a $20 million prior-year gain on a total rate of return swap that was partially offset by lower average interest rates. The effective tax rate for the quarter was 25.3% versus 28.5% last year, largely reflecting increased benefits from foreign tax planning and the benefit of a statutory tax rate reduction in the U.K., partially offset by higher repatriation costs.

Currency movements had a $0.03 unfavorable impact on EPS in the first quarter, after taking into account the net effect of current and prior-year currency translation contracts and foreign currency movements on translation. Currency transaction impacts were not material this quarter. For the quarter, 62% of the Company’s sales were generated outside the U.S.

Operating free cash flow increased 80% to $217 million, reflecting improved working capital, reduced pension funding, strong profit growth and disciplined capital management.

First-Quarter Marketing Highlights

  In Russia, Heinz achieved a record value share of 22.5% in Ketchup and Sauces.
  Heinz became a strategic supplier of ketchup and toppings to McDonald’s restaurants in much of Asia/Pacific, South Africa and India.
  In India, Heinz delivered volume growth of almost 30%, led by Complan and Glucon-D® nutritional beverages and growth in Nycil® powder.
  In Indonesia, Heinz successfully launched new cordials and Duo Fruit, a multi-flavored squash product.
  Heinz increased distribution of its newly-launched line of infant formulas in China.
  In New Zealand, the Company’s Wattie’s® brand was voted the 2010 “Most Trusted Brand” in a Reader’s Digest poll of consumers.
  In the U.K., Heinz continued its successful “It Has to Be Heinz”™ campaign, and launched new varieties of its popular salad cream.
  In Canada, Heinz baby cereal won a Grand Prix award for best new product from the Canadian Council of Grocery Distributors.
  In the U.S., innovation and brand support through the Consumer Value Program drove higher volumes of Heinz Ketchup and Smart Ones products. Simply Heinz™, a new variety of Heinz Ketchup made with sugar, was named “Best Ketchup” in Self Magazine’s 2010 Healthy Food Awards.

Fiscal 2011 Outlook

Heinz reaffirmed its previously-announced outlook for Fiscal 2011. For the full year, the Company expects to deliver, on a constant currency basis:

  Sales growth of 3 to 4%,
  Operating income growth of 7 to 10%, and
  Growth of 7 to 10% in earnings per share.

Heinz also expects to generate operating free cash flow of more than $1 billion for the second consecutive year.

Mr. Johnson said: “Heinz is off to a good start in Fiscal 2011 and we remain confident about the Company’s business fundamentals, despite the difficult economic climate. While we anticipate that our full-year results will be impacted by foreign currency movements, we plan to continue executing our well-established strategy to grow our core portfolio, accelerate growth in Emerging Markets, strengthen and leverage global scale and make talent an advantage for Heinz.”

OPERATING RESULTS BY BUSINESS SEGMENT

North American Consumer Products

Sales of the North American Consumer Products segment increased 4.8% to $762 million. Volume increased 5.3% mainly due to growth in Heinz Ketchup, Smart Ones frozen entrees and Classico® pasta sauces. Pricing decreased 2.7% reflecting increased promotional activity in several categories. The acquisition of Arthur’s Fresh Company, a small chilled smoothies business in Canada, in the third quarter of Fiscal 2010 increased sales 0.3%. Favorable Canadian exchange translation rates increased sales 1.7%. Operating income increased 3.7% to $191 million, reflecting the growth in net sales, higher productivity and the favorable impact from currency, partially offset by higher commodity costs.

Europe

Heinz Europe sales decreased 7.7% to $713 million as unfavorable foreign exchange translation rates decreased reported sales by 7.5%. Volume increased 0.2%, as higher ketchup sales across Europe, particularly in Russia and France, and frozen potatoes in the U.K. were offset by category-related declines in Italian infant nutrition and soups in the U.K. and Germany. Net pricing decreased 0.4%. Operating income decreased 10.4% to $115 million, primarily reflecting unfavorable foreign currency translation rates. Increased marketing investments and higher SG&A and commodity costs were partially offset by productivity improvements.

Asia/Pacific

Heinz Asia/Pacific sales increased 19.0% to $558 million. Volume increased 6.9%, driven by significant growth in Complan and Glucon-D nutritional beverages in India, ABC products in Indonesia, which benefited from holiday timing, new infant feeding products in China, and Wattie’s and Heinz products in New Zealand. These increases were partially offset by general softness in Australia. Favorable exchange translation rates increased sales by 9.7% and pricing increased 2.4%, reflecting increases in Emerging Markets. Operating income increased 34.6% to $72 million, primarily reflecting sales growth, increased productivity and a favorable impact from currency, partially offset by increased marketing investments and commodity costs.

U.S. Foodservice

Sales of the U.S. Foodservice segment decreased 2.3% to $329 million. Volume decreased 5.1%, reflecting the rationalization of less-profitable SKUs, continued softness in the U.S. restaurant industry, and the timing of new national account product introductions in the prior year. Pricing increased sales 2.8%. Operating income posted strong growth, up 24.1% to $39 million, as improved productivity and price increases more than offset higher commodity costs and lower volume.

Rest of World

Sales for the Rest of World decreased 12.6% to $119 million, reflecting the unfavorable impact of foreign exchange translation rates, which decreased sales 36.9%, due to the devaluation of the Venezuelan Bolivar Fuerte late in the third quarter of Fiscal 2010. Volume increased 3.8%, while pricing increased sales by 20.5%, largely due to price increases to offset inflation. Operating income decreased 12.1% to $16 million.

MEETING WITH SECURITIES ANALYSTS – INTERNET BROADCASTS

Heinz will host an investor and analyst call today at 8:30 a.m. (Eastern Time). The call will be Webcast live on www.heinz.com and will be archived for playback. Participants (institutional investors and analysts) can call 1-866-318-8620 in the U.S. and Canada and 1-617-399-5139 internationally. A listen-only broadcast for media is available on 1-866-800-8648 in the U.S. and Canada and 1-617-614-2702 for international attendees. Corresponding slides will be available for this call on www.heinz.com. The conference call will be hosted by William R. Johnson, Chairman, President and CEO.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, competition from lower-priced private label brands,
  increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers, currency valuations and devaluations and interest rate fluctuations, changes in credit ratings, leverage, and economic conditions and the impact of these factors on the cost of borrowing and access to capital markets,

  our ability to effectuate our strategy, which includes our continued evaluation of potential acquisition opportunities, including strategic acquisitions, joint ventures, divestitures and other initiatives, including our ability to identify, finance and complete these initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow and the risk of doing business in international markets, including our emerging markets, economic or political instability in those markets, and the performance of business in hyperinflationary environments, such as Venezuela, and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, the ability to implement new information systems and potential disruptions due to failures in information technology systems, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2010 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

H.J. Heinz Company and Subsidiaries
Consolidated Statements of Income
(In Thousands, Except per Share Amounts)

	First Quarter Ended
	July 28, 2010	July 29, 2009
	FY2011	FY2010

Sales	$2,480,825	$2,441,685
Cost of products sold	1,572,848	1,569,382
Gross profit	907,977	872,303
Selling, general and administrative expenses	502,262	503,226
Operating income	405,715	369,077

Interest income	4,117	28,659
Interest expense	66,752	82,989
Other expense, net	(10,289)	(5,415)
Income from continuing operations before income taxes	332,791	309,332

Provision for income taxes	84,196	88,078
Income from continuing operations	248,595	221,254

Loss from discontinued operations, net of tax	-	(2,162)
Net income	248,595	219,092

Less: Net income attributable to the noncontrolling interest	8,168	6,528
Net income attributable to H.J. Heinz Company	$240,427	$212,564

Income/(loss) per common share:
Diluted
Continuing operations attributable to H.J. Heinz Company common shareholders	$0.75	$0.68
Discontinued operations attributable to H.J. Heinz Company common shareholders	-	(0.01)
Net income attributable to H.J. Heinz Company common shareholders	$0.75	$0.67

Average common shares
outstanding - diluted	321,009	317,229

Basic
Continuing operations attributable to H.J. Heinz Company common shareholders	$0.76	$0.68
Discontinued operations attributable to H.J. Heinz Company common shareholders	-	(0.01)
Net income attributable to H.J. Heinz Company common shareholders	$0.76	$0.67

Average common shares
outstanding - basic	318,060	315,074

Cash dividends per share	$0.45	$0.42

Amounts attributable to H.J. Heinz Company common shareholders:
Income from continuing operations, net of tax	$240,427	$214,726
Loss from discontinued operations, net of tax	-	(2,162)
Net income	$240,427	$212,564

(Totals may not add due to rounding)

H.J. Heinz Company and Subsidiaries
Segment Data

(Amounts in thousands)	First Quarter Ended
	July 28, 2010	July 29, 2009
	FY2011	FY2010
Net external sales:
North American Consumer Products	$761,812	$727,242
Europe	713,323	772,920
Asia/Pacific	558,180	469,234
U.S. Foodservice	328,534	336,183
Rest of World	118,976	136,106
Consolidated Totals	$2,480,825	$2,441,685

Operating income (loss):
North American Consumer Products	$191,080	$184,205
Europe	115,036	128,336
Asia/Pacific	71,702	53,264
U.S. Foodservice	39,489	31,810
Rest of World	15,920	18,103
Other:
Non-Operating	(27,512)	(30,892)
Up front productivity charges (a)	-	(15,749)
Consolidated Totals	$405,715	$369,077

The company's revenues are generated via the sale of products in the following categories:

Ketchup and Sauces	$1,092,196	$1,068,813
Meals and Snacks	917,824	924,195
Infant/Nutrition	280,775	291,954
Other	190,030	156,723
Total	$2,480,825	$2,441,685

(a) Includes costs associated with targeted workforce reductions and asset write-offs related to a factory closure that were part of a corporation-wide initiative to improve productivity.

H.J. Heinz Company and Subsidiaries
Non-GAAP Performance Ratios

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP performance ratios discussed in the Company's press release dated September 1, 2010:

Operating Free Cash Flow Calculation	First Quarter Ended
(amounts in thousands)	July 28,2010		July 29,2009
	FY 2011		FY 2010
Cash provided by operating activities	$272,406		$168,868
Capital expenditures	(55,625)		(48,708)
Proceeds from disposals of property, plant and equipment	205		645

Operating Free Cash Flow	$216,986		$120,805

Constant Currency Amounts

The following table reconciles the Company's reported results to constant currency results for both the current and prior year periods.

(amounts in thousands)	Reported Results	-	Currency Translation	-	Currency Translation Hedges	=	Constant Currency Results		Currency Impact

Sales
First Quarter Ended July 28, 2010	$2,480,825		$(50,541)		$-		$2,531,366	(b)
First Quarter Ended July 29, 2009	$2,441,685		$-		$-		$2,441,685
Change	$39,140						$89,681
% Change	1.6%						3.7%

Operating Income
First Quarter Ended July 28, 2010	$405,715		$(9,884)		$-		$415,599	(b)
First Quarter Ended July 29, 2009	$369,077		$-		$-		$369,077
Change	$36,638						$46,522
% Change	9.9%						12.6%

EPS from continuing operations
First Quarter Ended July 28, 2010	$0.75		$(0.02)		$(0.01)		$0.78	(b)
First Quarter Ended July 29, 2009	$0.68		$-		$(0.01)		$0.68	(c)
Change	$0.07						$0.10		$(0.03)
% Change	10.3%						14.7%

Organic Sales	Organic Sales Growth (a)	+	Foreign Exchange	+	Acquisitions/ Divestitures	=	Total Net Sales Change

Q1 FY11 Emerging Markets	21.9%		(8.8%)		0.0%		13.2%
Q1 FY11 Top 15 brands	5.7%		(2.4%)		0.0%		3.3%
Q1 FY11 global ketchup	8.0%		(4.6%)		0.0%		3.4%

(a) Organic sales growth is a non-GAAP measure that excludes the impact of foreign currency translation rates and acquisitions/divestitures.
(b) Excludes currency translation versus FY10 average rates as well as current year translation hedge.
(c) Excludes prior year translation hedge.

(Totals may not add due to rounding)

H.J. Heinz Company
Non-GAAP Performance Ratios

Sales Variances
The following table illustrates the components of the change in net sales versus the prior year.

	2006**	2007**	2008	Q109	Q209	Q309	Q409	2009	Q110	Q210	Q310	Q410	2010	Q111

Total Heinz (Continuing Operations):
Volume	3.9%	0.8%	3.9%	5.4%	(0.9%)	(6.2%)	(1.9%)	(1.1%)	(3.9%)	(3.8%)	1.2%	1.6%	(1.3%)	2.5%
Price	(0.1%)	2.2%	3.5%	5.3%	7.2%	8.1%	7.6%	7.1%	6.0%	4.6%	1.8%	1.0%	3.4%	1.1%
Acquisition	5.0%	1.3%	0.7%	0.7%	1.2%	2.5%	3.4%	2.0%	3.1%	3.1%	2.9%	0.3%	2.3%	0.1%
Divestiture	(1.2%)	(3.1%)	(0.8%)	0.0%	(0.2%)	(0.1%)	(0.2%)	(0.1%)	(0.2%)	0.0%	0.0%	0.0%	(0.1%)	0.0%
Exchange	(1.4%)	2.8%	5.2%	4.1%	(3.2%)	(11.3%)	(13.9%)	(6.6%)	(9.0%)	(1.0%)	6.9%	5.5%	0.5%	(2.1%)
Total Change in Net Sales	6.1%	3.9%	12.3%	15.5%	4.0%	(7.1%)	(5.0%)	1.3%	(4.0%)	2.9%	12.7%	8.3%	4.8%	1.6%
Total Organic Growth (a)	3.8%	3.0%	7.4%	10.7%	6.3%	1.9%	5.7%	6.0%	2.1%	0.8%	3.0%	2.6%	2.1%	3.6%

(a) Organic sales growth is a non-GAAP measure that excludes the impact of foreign currency exchange rates and acquisitions/divestitures.

** Fiscal 2007 had one less week than Fiscal 2006

(Totals may not add due to rounding)

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048